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                                                                   Exhibit f(ii)


                             MODIFICATION AGREEMENT
                             ----------------------


THIS AGREEMENT is made as of this 11th day of March, 1994, by and among CIGNA HIGH INCOME SHARES ("Borrower"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent ("Agent") for itself and the other banks (collectively, the "Banks") which from time to time are parties to the hereinafter defined Credit Agreement.


                                   BACKGROUND
                                   ----------


                  A. PNC, Agent and Borrower entered into an Amended and Restated Revolving Credit Agreement dated as of August 20, 1993 (the "Credit Agreement"). Under the Credit Agreement, PNC agreed to make Loans in the aggregate principal amount at any time outstanding not to exceed $76,300,000.

                  B. The Loans are evidenced by Borrower's Amended and Restated Revolving Credit Note in favor of PNC in the original principal amount of $76,300,000 (the "Note"). The Note is secured by an Amended and Restated Pledge Agreement from Borrower dated as of August 20, 1993 (the "Pledge Agreement").

                  C. PNC, Agent and Borrower desire to further amend the Credit Agreement and the Pledge Agreement to amend certain sections thereof.

                  NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Definitions.  Capitalized terms used herein and not
                      -----------
otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                  2. Amendment to Credit Agreement. Section 9.7 of the Credit
                     -----------------------------
Agreement is hereby amended:

                       (i) by striking the word "or" that precedes subparagraph
                           9.7(d); and

                      (ii) by adding the following new subparagraph immediately
                           following the word "hereunder" in subparagraph
                           9.7(d):

                           "; or (echange the definition of Eligible
                           Assets or change the categories or any of the


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                            percentage requirements for the categories of
                            securities set forth in Section 5.2 hereof."

                  3. Amendment to Pledge Agreement.  Section 7.01 of the Pledge
                     -----------------------------
Agreement is hereby amended by adding at the end thereof the following clause:

                  "; provided, however, that any amendment to the definition of Eligible Securities must be made by an instrument in writing executed and delivered by Borrower and all Banks who are parties to the Loan Agreement."

                  4. Amendment to the Loan Documents. All references to the
                     -------------------------------
Credit Agreement and the Pledge Agreement in the Loan Documents and in any documents executed in connection therewith shall be deemed to refer to the Credit Agreement and the Pledge Agreement as heretofore amended and as amended by this Agreement. All amendments to the Credit Agreement and the Pledge Agreement as set forth in this Agreement shall be effective as of the date hereof.

                  5. Ratification of the Loan Documents. Notwithstanding
                     ----------------------------------
anything to the contrary herein contained or any claims of the parties to the contrary, Agent, PNC and Borrower agree that the Loan Documents and each of the documents executed in connection therewith are in full force and effect and each such document shall remain in full force and effect, as further amended by this Agreement, and Borrower hereby ratifies and confirms its obligations thereunder.

                  6. Representations and Warranties.
                     ------------------------------

                  a. Borrower hereby certifies that (i) the representations and warranties of Borrower in the Credit Agreement and the Pledge Agreement are true and correct in all material respects as of the date hereof, as if made on the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Credit Agreement, the Notes or the Pledge Agreement exists on the date hereof.

                  b. Borrower further represents that it has all the requisite power and authority to enter into and to perform its obligations under this Agreement and that the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action and will not violate or constitute a default under any provision of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect or of the certificate of incorporation or by-laws of Borrower, or of any indenture,

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note, loan or credit agreement, license or any other agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties are bound.

                  c. Borrower also further represents that its obligation to repay the Note, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Note.

                  7. Miscellaneous.
                     -------------

                  a. Borrower shall pay or reimburse all of Agent's out-of-pocket costs and expenses, including without limitation, reasonable attorneys' fees, and all other charges, fees and expenses incurred by Agent in connection with the preparation of this Agreement.

                  b. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof.

                  c. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  d. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  e. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  f. The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  g. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                                     CIGNA HIGH INCOME SHARES
[CORPORATE SEAL]


Attest: /s/ Jeffrey S. Winer          By: /s/ Alfred A. Bingham III
       ---------------------------        -------------------------------
Title:  Vice President + Secretary    Title: Vice President and Treasurer
       ---------------------------           ----------------------------


                                       PNC BANK, NATIONAL ASSOCIATION


                                       By: /s/ Paul Divine
                                          --------------------------------

                                       Title: Vice President
                                              ----------------------------

                                       PNC BANK, NATIONAL
                                        ASSOCIATION, as Agent

                                       By: /s/ Paul Divine
                                          --------------------------------

                                       Title: Vice President
                                              ----------------------------



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